UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2007
Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 408-451-9400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 9, 2007 the Company received the decision of the Board of Directors of The NASDAQ Stock Market LLC (“Nasdaq”) which grants the Company until January 31, 2008 to file its past due periodic reports and regain compliance with Nasdaq’s continued listing requirements. The Company issued a press release on November 15, 2007 disclosing its receipt of this decision. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On November 13, 2007, the Company received an Additional Staff Determination letter from Nasdaq stating that the Company is not in compliance with the requirements for continued listing pursuant to Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and that the Company’s common stock continues to be subject to delisting from the Nasdaq Global Market. The Company issued a press release on November 15, 2007 disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2007, the Compensation Committee of the Board of Directors (“the Board”) of Bell Microproducts Inc. (the “Company”) approved an amendment and restatement of the Supplemental Executive Retirement Plan (the “Plan”) to make certain modifications, including conforming changes with Section 409A of the Internal Revenue Code of 1986, as amended. The modifications to the Plan include the modification of the definition of termination of employment such that termination is now deemed to occur as of the date that is 30 days after the date a participant’s regular level of employment falls to less than 50% of the average level of services provided during the 36 months preceding the start of such 30 day period. A copy of the Plan, as amended and restated, is filed as Exhibit 99.2 to this Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 13, 2007, the Board approved an amendment of the Company’s Bylaws (the “Bylaws”) to make certain modifications, including changes to conform the Bylaws to changes in the California Corporations Code. The modifications to the Bylaws include the addition of:
•	Procedures for electronic notice of Board meetings and the ability to take actions by written consent without a meeting by way of electronic transmission;

•	The ability to provide electronic notice of annual meetings and of the annual report to stockholders;

•	Procedures for stockholder meetings, including advance notice of stockholder proposals, director nominations and for voting for directors in uncontested elections; and

•	Procedures for shares of stock to be evidenced by registration in the holder’s name in uncertificated book-entry form.
The full text of the Bylaws, as amended and restated, is included as Exhibit 3.2 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 3.2 – Amended and Restated Bylaws (as amended November 13, 2007).
Exhibit 99.1 – Press release issued by Bell Microproducts Inc. on November 15, 2007.
Exhibit 99.2 – Bell Microproducts Inc. Supplemental Executive Retirement Plan (as amended November 13, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
November 15, 2007	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws (as amended November 13, 2007).

99.1	Press release issued by Bell Microproducts Inc. on November 15, 2007.

99.2	Bell Microproducts Inc. Supplemental Executive Retirement Plan (as amended November 13, 2007).